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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 13, 2004, except for Note 25, as to which the date is March 3, 2004, relating to the consolidated financial statements, which appears in RadiSys Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 13, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP

Portland, Oregon,
June 16, 2004